EXHIBIT 99.2


FOR IMMEDIATE RELEASE
October 16, 2002

CONTACT:  Rodger B. Holley
          President/Chief Executive Officer
          First Security Group, Inc.
          (423) 308-2080


                     FIRST SECURITY GROUP'S BOARD ADDITIONS
                     --------------------------------------
                       TO HELP BROADEN BANKING OPERATIONS
                       ----------------------------------


     CHATTANOOGA, TENN. - First Security Group, Inc., ("FSG") has recently added
H. Pat Wood, Carol B. Jackson, and Lloyd L. "Monty" Montgomery III to its board of directors. They will help FSG, a multi-bank holding company based in Chattanooga, organize its future banking operations in Knox and surrounding Counties.

     "We are excited about the addition of these three and the momentum they give our company as we continue to grow our business and expand our customer base. They are widely known and respected in Knoxville and will be instrumental in shaping the direction of our banking operations locally," said Rodger B. Holley, president and CEO of First Security Group, Inc. "In addition, we look for each to contribute to broader corporate issues. Pat's understanding of real estate will be of particular importance to our aggressive expansion program; Carol has served on several bank boards previously and possesses a strong understanding of community banking; and Monty is a 25-year banking veteran whose varied experiences and background will benefit our company."

     Wood is chairman of Lawler-Wood Group, a regional and international provider of real estate services, based in Knoxville. Jackson is vice president of Baker Street Rentals, a property management company in Knoxville. She currently serves on the board of directors for Baker Street Rentals and volunteers for various community organizations including the Knoxville Museum of Art and Habitat for Humanity. Montgomery currently serves as FSG's chief operating officer and is based in Knoxville.


                                     -MORE-

                                                                        PAGE TWO
                                                                        --------


     As board members for First Security Group, these professionals will help FSG establish the strategic direction of its new community bank in Knoxville, which includes identifying opportunities within customer segments, determining site locations, and ensuring the company is focused on local needs. FSG expects to open five locations in the Knoxville MSA within the next 12 months.

     "FSG raised $25.8 million in its most recent stock offering, most of which came from investors in Knox and surrounding Counties. I am pleased that these new directors will represent the interest of our shareholders in the area," added Holley.

     As a multi-bank holding company, FSG is able to give each of its banks a separate charter, meaning each bank maintains local decision-making power and autonomy. Furthermore, each bank has its own board of directors, which is community-focused and directly involved with the bank's strategic operations, enabling quicker reaction to changes in the local market.

     First Security Group, Inc. has banking operations in East Tennessee and North Georgia. FSG's community bank subsidiaries are Frontier Bank in Chattanooga, Tennessee, including its First Security Bank division that operates banking offices in McMinn, Monroe and Loudon Counties, Tennessee, First State Bank in Maynardville, Tennessee, and Dalton Whitfield Bank in Dalton, Georgia. The FSG banks have 15 full-service banking offices along the Interstate 75 corridor of east Tennessee and north Georgia. Presently, FSG's assets total more than $467 million.

                                      # # #


                            _________________________

     This press release contains ``forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which

                                                                      PAGE THREE
                                                                      ----------


may cause the actual results, performance or achievements of First Security Group, Inc. ("FSG" or the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

     You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "project", "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions including those underlying the establishment of reserves for possible loan losses, and the risks and related costs, of integrating operations as part of acquisition transactions, and the failure to achieve the expected gains, revenue growth and/or expense savings from such transactions.

     All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by this Cautionary Notice.